EXHIBIT 10.3

GENERAL RELEASE

This GENERAL RELEASE (the “Release”) is made as of March 25, 2008, by and among Impact International, L.L.C., an Oklahoma limited liability company (“Impact”), Ramiiilaj, a Limited Partnership, a Texas limited partnership (“Ramiiilaj”), Reef Ventures, L.P., a Texas limited partnership (“Reef Ventures”), Arrecefe Management, LLC, a Texas limited liability company (“Arrecefe”), and Tidelands Oil & Gas Corporation, a Nevada corporation (“Tidelands”).  Each of Impact, Ramiiilaj, Reef Ventures, Arrecefe and Tidelands are sometimes referred to in this Release as a “Party” and collectively as the “Parties”.  Tidelands, Reef Ventures, and Arrecefe are collectively referred to in this Release as the “Tidelands Parties”.  Impact and Ramiiilaj are collectively referred to in this Release as the “Impact Parties”.

WHEREAS, Tidelands made a Promissory Note in the original principal amount of Six Million Five Hundred Twenty-Three Thousand Seven Hundred Seventy-Three and 30/100 Dollars ($6,523,773.30), dated May 25, 2004 (the “Closing Date”), payable to the order of Impact (the “Note”) in connection with the purchase by Tidelands of all of the right, title, and interest of Impact in Reef Ventures and the purchase by Arrecefe, a subsidiary of Tidelands, of all of the right, title, and interest of Coahuila Pipeline, LLC, a Texas limited liability company and affiliate of Impact (“Coahuila”), in Reef Ventures, pursuant to a Purchase and Sale Agreement dated the Closing Date by and among Impact, Tidelands, Arrecefe, and Coahuila (the “Purchase Agreement”);

WHEREAS, as security for Tidelands’ obligations under the Note, Tidelands caused Arrecefe, as general partner of Reef Ventures, (a) to cause Reef Ventures to issue a Guaranty to Impact dated the Closing Date in which Reef Ventures guaranteed Tidelands’ payment and performance under the Note (the “Guaranty”), and (b) to enter into a Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment with Impact dated the Closing Date in which Reef Ventures granted a lien on certain of its properties to Impact (the “Deed of Trust”);

WHEREAS, as security for Reef Ventures’ obligations under the Guaranty, Tidelands caused Arrecefe, as general partner of Reef Ventures, (a) to cause Reef Ventures to enter into a Pledge Agreement with Impact dated the Closing Date in which Reef Ventures pledged 100% of the membership interests of Reef International, LLC, a Texas limited liability company (“Reef International”), to Impact (the “Pledge Agreement”), and (b) to issue a Membership Interest Power to Impact dated the Closing Date in which Reef Ventures granted Impact the right to appoint a person as attorney to transfer such membership interests to Impact (the “Power”);

WHEREAS, in connection with the Purchase Agreement, Tidelands and Impact entered into a First Amendment to Stock Purchase Warrant dated the Closing Date (the “First Amendment to Warrant”) in which Tidelands and Impact amended certain terms of the Stock Purchase Warrant between Tidelands and Impact dated April 16, 2003 (the “Original Warrant”), and a First Amendment to Registration Rights Agreement dated the Closing Date (the “First Amendment to Registration Rights Agreement”) in which Tidelands and Impact amended certain terms of the Registration Rights Agreement between Tidelands and Impact dated April 16, 2003 (the “Original Agreement”);

WHEREAS, as provided herein, the Impact Parties desire to terminate the obligations and liabilities of the Tidelands Released Persons (as defined below), if any such obligations or liabilities exist, under the Purchase Agreement, the Guaranty, the Deed of Trust, the Pledge Agreement, the Power, the First Amendment to Warrant, the Original Warrant, the First Amendment to Registration Rights Agreement, the Original Agreement, and all other agreements, documents and instruments executed or delivered by any of the Impact Released Persons (as defined below) or the Tidelands Released Persons in connection therewith (collectively, the “Transaction Documents”) and each Party desires to release each of the other Parties and their Affiliates (as defined below) and Representatives (as defined below) from all obligations and liability whatsoever related to the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Termination.  The Impact Parties agree that all of the obligations and liabilities of any and all of the Tidelands Parties and each of their Affiliates and Representatives (collectively, the “Tidelands Released Persons”) under the Transaction Documents, if any such obligations or liabilities exist, are hereby terminated for all purposes, and that all duties and obligations of the Tidelands Released Persons set forth in the Transaction Documents, if any such duties or obligations exist, are of no further force or effect.

2. Release and Covenant Not to Sue.  Each Party releases and forever discharges, for itself and for each of its past, present and future parents, subsidiaries and affiliates (collectively, “Affiliates”) and each of its and its Affiliates’ past, present, and future officers, directors, shareholders, limited liability company membership interest holders, limited partners, general partners, members, managers, employees, agents, representatives, successors, and assigns and all other persons acting on behalf of such Party or its Affiliates (collectively, “Representatives”), each of the other Parties, and each of the other Parties’ Affiliates and Representatives from any and all actions, causes of action, obligations, costs, expenses (including costs of investigation and attorneys fees), controversies, damages (including incidental and consequential damages), losses, claims, liabilities, suits, and demands, of whatever character, in law or in equity, known or unknown (including acts of God), statutory or at common law, federal or state, suspected or unsuspected, contingent or realized, from the beginning of time (collectively, “Obligations and Claims”, or individually, an “Obligation” or “Claim”), specifically including, but not limited to, all Obligations and Claims arising out of or related in any manner to the Transaction Documents or the performance, non-performance, acts or omissions of any of the Parties and their Affiliates and Representatives thereunder. The foregoing notwithstanding, the Parties acknowledge and agree that this Release in no way waives any rights any of the Parties might possess in connection with the enforcement of this Release.  Each of the Parties hereby covenants not to, and to cause all of its Affiliates and Representatives not to, bring any action, cause of action, suit or other proceeding of any kind, which has accrued or which may ever accrue, whether based in the United States Constitution, any state constitution, common law or statute, contract, tort, or in equity, for actual or punitive damages or other relief, against any of the other Parties or their Affiliates or Representatives arising out of, resulting from, or in any manner related to the matters released in this Section 2.

3. Specific Matters.  Without limiting the provisions of Sections 1 and 2 of this Release, this Release shall effectively terminate and release, but is not limited to, all Obligations and Claims arising out of, resulting from, or in any manner related to, any of the following:

(a) All rights of any of the Impact Parties and each of their Affiliates and Representatives (collectively, the “Impact Released Persons”) to receive, and any obligations of any of the Tidelands Released Persons to deliver, any amount of money set forth in the Note, the Deed of Trust, or the Guaranty;

(b) All rights of any of the Impact Released Persons related to Tidelands’ stock set forth in the Original Warrant, the First Amendment to Warrant, the Original Agreement, or the First Amendment to Registration Rights Agreement, and all rights of any of the Impact Released Persons related to the membership interests of Reef International set forth in the Pledge or the Power;

(c) All rights of any of the Impact Released Persons to require the performance of any actions of any kind by any of the Tidelands Released Persons contemplated in any of the Transaction Documents;

(d) Any and all representations or warranties given by any of the Tidelands Released Persons in any of the Transaction Documents; and

(e)  Any and all obligations of any of the Tidelands Released Persons to indemnify any of the Impact Released Persons or any other person for any losses, claims, damages, liabilities or expenses or any other matter arising under or in connection with any of the Transaction Documents.

4. Consideration.  As a portion of the consideration for this Release and for the Impact Parties’ agreement to cancel the Note, terminate the Pledge Agreement, release and terminate the Deed of Trust, and perform each and all of the other covenants set forth in this Release, Tidelands will cause Reef Ventures to direct West Texas Gas, Inc., acting on behalf of Tidelands and Reef Ventures, to (a) pay Impact the amount of $2,436,825 (the “Release Consideration”) by wire transfer to the following bank account of Impact:

Stillwater National Bank
ABA # 103101437
For Further credit to Impact International, LLC
Account No: 6327688;

and (b) Tidelands will issue 39,890,180 shares of Tidelands restricted common stock (the “Restricted Stock”) to Impact.  The Impact Parties agree that the payment of the Release Consideration to the foregoing bank account of Impact and the issuance of the Restricted Stock to Impact, in addition the mutual promises set forth in this Release, constitute full and adequate consideration for this Release, the receipt of which is hereby acknowledged by each of the Impact Parties.  The Impact Parties agree to indemnify and hold the Tidelands Released Persons harmless from any Obligations and Claims which might arise as a result of (i) West Texas Gas, Inc., acting on behalf of Tidelands and Reef Ventures, sending the Release Consideration to be received by any of the Impact Parties to the above-referenced bank account or (ii) Tidelands issuing the Restricted Stock to be received by any of the Impact Parties to Impact.

5. No Previous Assignment of Rights.  The Impact Parties represent and warrant that they have not assigned or transferred, or purported to assign or transfer, to any person or entity, all or any portion of any Obligation or Claim released under Section 2 of this Release.

6. Voluntary Release.  Each of the Impact Parties acknowledges that it has carefully read and fully understands the provisions of this Release, including, specifically, the release of Obligations and Claims set forth in Section 2 of this Release, and that each of the Impact Parties is knowingly and voluntarily entering into this Release.  Each of the Impact Parties acknowledges that it has had a reasonable opportunity to consult with its legal counsel prior to executing this Release.

7. Complete Defense.  The Impact Parties acknowledge and agree that this Release shall be a complete defense to any Obligation or Claim released under the terms of Section 2 of this Release, and each of the Impact Parties hereby consents to the entry of a temporary or permanent injunction to end the assertion of any such Obligation or Claim.

8. Indemnification.  The Impact Parties shall, jointly and severally, and shall cause the other Impact Released Persons to, indemnify the Tidelands Released Persons, and hold the Tidelands Released Persons harmless against any and all damages (including incidental and consequential damages), liabilities, losses, costs, and expenses (including costs of investigation and attorneys’ fees) of every kind and description, whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any Impact Released Person of any Obligation, Claim, or other matter purported to be released pursuant to this Release; (ii) the assertion by any third party of any claim or demand against any Tidelands Released Person, which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any Impact Released Person against such third party of any Claims, Obligations, or other matters purported to be released pursuant to this Release; (iii) the breach by any Impact Party of any representation, warranty, or covenant contained in this Release; and (iv) the defense by any Tidelands Released Person of, or the pursuit or obtainment by any Tidelands Released Person of, any injunction to terminate the assertion of any Obligation or Claim released under this Release.

9. Survival.  All covenants, representations, warranties, and agreements of the Impact Parties shall survive execution and delivery of this Release and shall continue until such time as all the obligations of the Impact Parties in this Release shall have lapsed in accordance with their respective terms or shall have been discharged in full.

10. Further Assurances. The Impact Parties agree (a) to furnish upon request to the Tidelands Parties such further information, (b) to execute and deliver to the Tidelands Parties such other documents, and (c) to do such other acts and things, all as any of the Tidelands Parties may request, for the purpose of carrying out the intent of this Release.

11. Authority.  By their signatures below, each of the Impact Parties represents and warrants to each of the Tidelands Parties that it has all necessary authority to enter into this Release.  Each of the Impact Parties represents and warrants that it is entering into this Release solely for the purposes and consideration set forth herein, and further warrants that this Release is being executed without reliance on any representation of any kind or character not expressly set forth herein.  Each of the Impact Parties warrants that it has read this Release and that it has had the opportunity to consult with its legal counsel as to its effect.

12. Separability.   If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect.  Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13. Amendments, Waiver.  No amendment, modification, termination or waiver of any provision of this Release shall be effective unless the same shall be in writing and signed by the Parties, and then such waiver or consent shall be effective only in the specific instance and the specific purpose for which given.

14. Governing Law. This Release shall be governed and construed in accordance with the applicable laws of the State of Texas, without regard to its conflicts of law principles.

15. Venue.  Any Party bringing a legal action or proceeding against another Party for the resolution of any dispute arising in connection with the interpretation, construction, or enforcement of this Release shall bring such legal action or proceeding in any court of the State of Texas sitting in Bexar County, Texas or any federal court having jurisdiction over Bexar County, Texas. Each Party hereto agrees to submit to the exclusive personal jurisdiction and venue of the state and federal courts having jurisdiction over Bexar County, Texas, for the resolution of all disputes arising in connection with the interpretation, construction, and enforcement of this Release, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum. Each Party waives, to the fullest extent permitted by law, any objection that it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Release brought in any such courts.

16. Expenses. Each Party shall be responsible for its own expenses and costs, including but not limited to reasonable attorney’s fees and costs, incurred, or that may in the future be incurred, in connection with the preparation, execution, delivery and performance of this Release.

17. Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid to the Parties at their respective addresses set forth below or to such other address as a Party may hereafter specify in writing and deliver in accordance with this Section 17.  Any such notice shall be deemed given when so delivered personally or sent (with confirmation of transmission) by facsimile or, if mailed, three (3) days after the date of deposit in the United States mail, to:

If to any of the Tidelands Parties:	Tidelands Oil & Gas Corporation
1862 W. Bitters, Bldg. 1
San Antonio, Texas 78248
Attention: James B. Smith
Fax: (210) 764-2809

with a copy (which shall not constitute notice) to:	Strasburger & Price, LLP
300 Convent Street, Suite 900
San Antonio, Texas 78205
Attn: David J. Cibrian
Fax: (210) 250-6008

If to any of the Impact Parties:	Impact International, L.L.C.
6305 Waterford Blvd.
Suite 300
Attn.: Jim Brewer

18. Entire Agreement.  This Release, when fully executed, supersedes all previous negotiations, representations, and discussions by the Parties hereto concerning the subject matter hereof and integrates the whole of all of their agreements and understandings concerning the subject matter hereof. No oral representations or undertakings concerning the subject matter hereof shall operate to amend, supersede, or replace any of the terms or conditions set forth herein.

19. Counterparts.  This Release may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Release and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Release and of signature pages by facsimile transmission or by email with attachment in portable document format (.pdf) or other comparable format shall constitute effective execution and delivery of this Release as to the Parties and may be used in lieu of the original Release for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.

This Release has been executed as of the date first written above.

REEF VENTURES, L.P.

By: Arrecefe Management, LLC, its general partner

By:      /s/ James. B. Smith
Name: James B. Smith
Title:   Manager

ARRECEFE MANAGEMENT, LLC

By:      /s/ James. B. Smith
Name: James B. Smith
Title:   Manager

TIDELANDS OIL & GAS CORPORATION

By:      /s/ James. B. Smith
Name: James B. Smith
Title:   President & Chief Executive Officer

IMPACT INTERNATIONAL, L.L.C.

By:      /s/ James C. Brewer III
Name: James C. Brewer III
Title:   Manager

RAMIIILAJ, a Limited Partnership

By:      Hefner Investment Company, its general partner

By:      /s/ James C. Brewer III
Name: James C. Brewer III
Title:   Vice President